Subsidiaries of KBS Strategic Opportunity REIT II, Inc. as of October 2, 2017

210 West 31st Street Owner, LLC
IC Myrtle Beach LLC
IC Myrtle Beach Operations LLC
KBS SOR II 210 West 31st Street, LLC
KBS SOR II 210 West 31st Street JV, LLC
KBS SOR II 2200 Paseo Verde, LLC
KBS SOR II Acquisition I, LLC
KBS SOR II Acquisition II, LLC
KBS SOR II Acquisition III, LLC
KBS SOR II Acquisition IV, LLC
KBS SOR II Acquisition V, LLC
KBS SOR II Acquisition VI, LLC
KBS SOR II Acquisition VII, LLC
KBS SOR II Acquisition VIII, LLC
KBS SOR II Debt Holdings II, LLC
KBS SOR II Debt Holdings II X, LLC
KBS SOR II Finance LLC
KBS SOR II Grace Court JV, LLC
KBS SOR II IC Myrtle Beach Operations LLC
KBS SOR II IC Myrtle Beach Property LLC
KBS SOR II Investam LLC
KBS SOR II Investam II LLC
KBS SOR II Lincoln Court, LLC
KBS SOR II Lofts at NoHo Commons, LLC
KBS SOR II Lofts at NoHo Commons JV, LLC
KBS SOR II Myrtle Beach JV, LLC
KBS SOR II Myrtle Beach TRS JV, LLC
KBS SOR II Non-US Debt X LLC
KBS SOR II Oakland City Center, LLC
KBS SOR II Q&C JV, LLC
KBS SOR II Q&C Operations, LLC
KBS SOR II Q&C Operations JV, LLC
KBS SOR II Q&C Property, LLC
KBS SOR II Q&C Property JV, LLC
KBS SOR II Q&C TRS JV, LLC
KBS SOR II TRS Holdings, LLC
KBS SOR II/Verus Grace Court, LLC
KBS SOR Non-US Properties II LLC
KBS SOR US Properties II LLC
KBS Strategic Opportunity Limited Partnership II
KBS Strategic Opportunity Holdings II LLC
KBS/Verus Armory and Land, LLC
KBS/Verus GC Phoenix, LLC
NoHo Commons Pacific Owner LLC